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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the TLC Vision (U.S.A.) Corporation 401(k) Plan of our report dated March 12, 2004, with respect to the consolidated financial statements and schedule of TLC Vision Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP



St. Louis, Missouri
May 25, 2004